Exhibit 99.2

For Immediate Release

Salomon Sredni, President of TradeStation Group, Promoted to CEO

Bill and Ralph Cruz Will Remain as Co-Chairmen

Plantation, FL — February 15, 2007 — TradeStation Group, Inc. (NASDAQ GS: TRAD) announced that, effective today, Salomon Sredni, who has served as the company’s President and Chief Operating Officer since 1999, will immediately assume the title and role of Chief Executive Officer, as well as continue as the company’s President.

“Sal has been an instrumental part of the growth and success of the company over the last 10 years,” said Bill Cruz, Co-Chairman. “He deserves equal credit for all of TradeStation’s achievements over the last decade. Sal is a very special individual that this company is fortunate to have found. He offers our company a combination of amazing energy, passion and business instincts. We are honored to name Sal our successor and believe he will perform with excellence as Chief Executive Officer.”

Co-Chairmen William and Ralph Cruz will transition out of their day-to-day roles in the company to spend more time pursuing personal interests. The Cruzes will serve as non-executive co-chairmen of TradeStation Group’s board of directors, as well as in an advisory capacity on key projects and initiatives.

“I am excited about this new challenge,” said Salomon Sredni, “because I see tremendous opportunities in front of us. Bill, Ralph and I have been working hard to prepare the company for the next level; now, with the guidance and support of our board, its co-chairmen and the company’s talented management team, I am prepared to lead the company into the future. I am confident we will succeed because we have an outstanding team and a great product – a combination that can make us a dominant player in the online brokerage industry. I appreciate the board’s vote of confidence, and will seek to reward that confidence every day with my efforts.”

The company also announced that Joseph Nikolson, the President of the company’s principal operating subsidiary, TradeStation Securities, since 2003, and its Chief Operating Officer from January 2001 through 2005, will now also serve as TradeStation Group’s Chief Growth Officer, and in that position will focus on executing the company’s strategic initiatives and other growth opportunities.

The company also announced the promotion of Mark Glassman, the company’s Corporate Controller since 1997, to the position of Chief Accounting Officer. Mr. Glassman will continue to report to Mr. Fleischman, the company’s Chief Financial Officer.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, and FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, and today’s earnings conference call (please see the company’s earnings press release issued at or about the same time as this one for more information about the conference call), contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	adverse consequences to the company and/or its operations as a result of the change in company management roles, and transition of Bill and Ralph Cruz out of their day-to-day roles, including as a result of changes in management styles or decisions that produce less favorable results than would have been produced under the prior management structure;

•	potential adverse effects on the company’s market value and price per share as a result of the market’s perception and reaction to such changes in management structure;

•	changes in the condition of the securities and financial markets, including, but not limited to, changes in the combined average share volume of the major exchanges and in market volatility;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products, services or product/service upgrades into the market;

•	market pressure to continue to lower, substantially, pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	pending NASD inquiries concerning OATS reporting violations, violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) concerning certain customer short sale orders in 2004, and failure to transmit short sale position reports since the conversion to self-clearing operations, each of which could result in fines, sanctions and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including two pending lawsuits, both of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures;

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures, planned for 2007;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities and futures, its forex business (including the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering), and its institutional and non-US trader market businesses (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company, other lawsuits or proceedings against the company or potential business combinations);

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000